Exhibit 10.55

ORDER #2 SHARE ISSUANCE AGREEMENT

This ORDER #2 SHARE ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2023 (the “Effective Date”) by and between Rubicon Technologies, Inc., a Delaware corporation with principal offices at 100 West Main Street Suite #610, Lexington, KY 40507 (the “Company”), and Palantir Technologies Inc., a Delaware corporation with principal offices at 1200 17th Street, Floor 15, Denver, Colorado 80202 (“Palantir”). Palantir and the Company may be referred to in this Agreement together as the “Parties” and individually as a “Party.”

RECITALS

A. Rubicon Global, LLC, a Delaware limited liability company and an operating subsidiary of the Company (“Rubicon”), and Palantir are parties to that certain Palantir Order Form, Order #2, dated as of December 15, 2021 (as amended from time to time, “Order #2”) and related terms and conditions, exhibits, and appendices thereto, pursuant to which Palantir agreed to provide access to certain of its products and/or services (collectively, the “Services”) to Rubicon pursuant to the terms and conditions of Order #2 and such related agreements as agreed to by Rubicon and Palantir from time to time.

B. Pursuant to Order #2, Rubicon agreed to pay to Palantir certain fees in respect of the applicable Services, and invoice #INVN00107702, dated as of January 5, 2023, was issued by Palantir to Rubicon for the period January 1, 2023 through March 31, 2023 (the “Invoice”), which Invoice remains fully outstanding as of the date of this Agreement. The Parties have mutually agreed to permit Rubicon to pay the Invoice, in the amount of $3,750,000 (the “Share Issuance Fee”), through the issuance of shares of the Company’s Class A common stock, $0.0001 par value, as publicly-listed on the New York Stock Exchange (the “Stock Exchange”) under the ticker symbol “RBT,” to Palantir (“Company Stock”).

C. The Company agrees and acknowledges that Rubicon and the Company have derived, and continue to derive, material value from Order #2 and related agreements. The Company hereby desires to (i) assume the obligation to pay the Share Issuance Fee from Rubicon and (ii) issue to Palantir 5,440,302 shares of Company Stock (the “Acquired Shares”), which is equal to (x) the Share Issuance Fee amount of $3,750,000, divided by (y) $0.6893 per share, which is the lower of the post-market closing price of the Company Stock on the Stock Exchange on the Effective Date and the daily volume-weighted average price of the Company Stock on the Stock Exchange over the five (5) consecutive trading days ending immediately on, and inclusive of, the Effective Date, and Palantir desires to accept the Acquired Shares, once issued to Palantir by the Company as set forth herein, as full and complete satisfaction of Rubicon’s obligation to pay the Share Issuance Fee.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

1. Share Issuance and Closing.

(a) The closing of the issuance of the Acquired Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) which shall occur as soon as reasonably practicable on or after the Effective Date, but in no event any later than March 31, 2023, unless otherwise mutually agreed to in writing by the Parties in advance.

(b) Subject to, and upon, the issuance of the Acquired Shares by the Company to Palantir as set forth herein, the unpaid Order #2 fees for the period covered by the Invoice and in the amount of the Share Issuance Fee shall be deemed paid by Rubicon and received by Palantir in full, and the Invoice shall be deemed to be satisfied, effective as of the Closing Date; provided, for clarification purposes only, any fees, except for those set forth in the Invoice, shall remain outstanding and payable until and unless paid by Rubicon pursuant to the terms and conditions of Order #2.

(c) On and as of the Closing Date, the Company shall (x) deliver and issue the applicable Acquired Shares to Palantir and cause the Company’s transfer agent to register the Acquired Shares in book entry form on the Company’s register, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Palantir (or its nominee in accordance with its delivery instructions) or to a custodian designated by Palantir, as applicable, and (y) deliver to Palantir evidence from the Company’s transfer agent of the issuance of such Acquired Shares to Palantir in book entry form on and as of the Closing Date.

2. Representations and Warranties of the Parties. As of the Effective Date, each Party represents and warrants to the other Party that:

(a) This Agreement (i) has been duly authorized, executed and delivered, and all necessary corporate action relating thereto and relating to the performance of its obligations hereunder, has been taken, by such Party (including, without limitation, in the case of the Company, any approvals by the Company’s board of directors, stockholders, and any other parties, as applicable, necessary for the Company to issue the Acquired Shares to Palantir and perform its obligations hereunder); (ii) constitutes the valid and legally binding obligations of such Party; and (iii) is enforceable against such Party in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (B) principles of equity, whether considered at law or equity.

(b) The representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party, including this Agreement.

(c) Such Party has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. By executing this Agreement, such Party represents and warrants that it has completely read this Agreement and that such Party understands the terms of this Agreement and its significance.

(d) Neither such Party nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act (as defined below)) in connection with any offer or issuance of the Acquired Shares.

3. Representations and Warranties of the Company. As of each of the Effective Date and Closing Date, the Company represents and warrants to Palantir that:

(a) The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Delaware, and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Agreement.

(b) Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(c) There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Acquired Shares, if any, that have not been or will not be validly waived on or prior to the applicable Closing Date.

(d) The Acquired Shares have been duly authorized by the Company, and, when issued and delivered to Palantir in accordance with the terms of this Agreement and registered with the Company’s transfer agent, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), and will not have been issued in violation of or subject to any pre-emptive or similar rights created under the Company’s certificate of incorporation, bylaws, and any other organizational documents or under Delaware law.

(e) The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under the Agreement, including the issuance of the Acquired Shares, and the consummation of any other transactions contemplated herein, do not and/or will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or materially affect the validity of the Acquired Shares, if any, or the legal authority of the Company to comply in all material respects with the terms of the Agreement or the Company’s ability to consummate the transactions contemplated thereby and hereby (including the issuance of the Acquired Shares (a “Material Adverse Effect”)); (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares, the Company’s ability to consummate the transactions contemplated hereby, including the issuance of the Acquired Shares, or the legal authority of the Company to comply in all material respects with this Agreement.

(f) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with its execution, delivery and performance of the Agreement or the transactions contemplated thereby or hereby (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state or federal securities laws, and (ii) any filing, the failure of which to obtain would not be reasonably expected to, individually or in the aggregate, materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the Agreement.

(g) Except for any shares of Company Stock that were issued pursuant to an exemption from registration, the issued and outstanding Company Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Stock Exchange. Except for the notice received from the Stock Exchange on March 28, 2023, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the U.S. Securities and Exchange Commission (the “Commission”) with respect to any intention by such entity to deregister the Company Stock or prohibit or terminate the listing of the Company Stock on the Stock Exchange. The Company has not taken any action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Company Stock under the Exchange Act or the listing of the Company Stock on the Stock Exchange and is in compliance in all material respects with the listing requirements of the Stock Exchange.

(h) The Company has made available to Palantir (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since August 15, 2022 (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Documents, the Company have timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since August 15, 2022. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except with respect to filed, but not yet effective, registration statements on Form S-1, there are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

(i) Assuming the accuracy of the representations and warranties of Palantir contained herein, no registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and issuance of the Acquired Shares by the Company to Palantir in the manner contemplated by this Agreement, and the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(j) The Acquired Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system.

4. Representations and Warranties of Palantir. As of each of the Effective Date and Closing Date, Palantir represents and warrants to the Company that:

(a) Palantir is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and (i) is acquiring the Acquired Shares only for its own account and not for the account of others, and (ii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(b) Palantir acknowledges that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Palantir understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Palantir absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of applicable regulations under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a customary restrictive legend to such effect.

5. Additional Terms.

(a) As soon as reasonably practicable after the Effective Date, subject to the approval of the Commission, the Company agrees to use its commercially reasonable efforts (but in no event any later than the earlier to occur of (i) the first date on or after the Effective Date on which the Company files a registration statement covering the resale of shares held by Palantir or any third party or (ii) within 30 calendar days of the Closing Date) to file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of all Acquired Shares, and to take all commercially reasonable efforts necessary to enable Palantir to resell such Acquired Shares pursuant to such registration statement or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Company and Palantir further agree to customary covenants and other obligations in connection with the registration of the Acquired Shares as set forth in Appendix A hereto.

(b) Upon request by Palantir and subject to receipt from Palantir by the Company and its transfer agent of customary representations and documentation reasonably acceptable to the Company and its transfer agent in connection therewith (provided in the case of (A) and (B) below, that the Company shall cause, assuming the availability of Rule 144 in the case of (B) below, its legal counsel to deliver, if required, an opinion of the Company’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act), remove any legend from the book entry position evidencing the Acquired Shares if (A) such Acquired Shares are eligible to, or have been or are about to, be sold or transferred pursuant to an effective registration statement, (B) such Acquired Shares can be sold, assigned or transferred or have been or are about to be sold, assigned or transferred pursuant to Rule 144, or (C) in connection with a sale, assignment or other transfer, such holder provides the Company and its transfer agent with an opinion of counsel and other customary paperwork, in a form reasonably acceptable to the Company and the transfer agent, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act and such holder agrees to sell, assign or otherwise transfer such securities in accordance with such valid exemption from the registration requirements of the Securities Act. If restrictive legends are no longer required for such Acquired Shares per the foregoing, the Company shall, in accordance with the terms herein and within five (5) business days of any request therefor from Palantir accompanied by such customary and reasonably acceptable representations and documentation referred to above, deliver to the transfer agent irrevocable instructions that the transfer agent shall issue a certificate or book entry record without such legend to the holder of the Acquired Shares or issue the Acquired Shares without such legend to such holder by electronic delivery at the applicable balance account at DTC. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance and Palantir shall be responsible for all of its associated fees and expenses (including any applicable fees of its broker or legal counsel and applicable transfer taxes).

6. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(b) Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c) On or after the Effective Date, the Company shall not publicly disclose the name of Palantir, or include the name of Palantir, in any filing with the Commission or Stock Exchange or in any press release, without the prior written consent of Palantir, except to the extent that the Company reasonably determines, upon the legal advice of outside counsel, such disclosure is required by applicable law or Stock Exchange regulations, in which case the Company shall (i) provide Palantir with at least 10 business days’ prior notice of such proposed disclosure and adequate opportunity to review and provide comments for consideration by the Company in good faith and (ii) limit any disclosure to what is specifically and legally required (and exclude from any such disclosure the name of, or any information that would reasonably enable a third party to identify, Palantir) and mutually agreed upon with Palantir after discussions between the Parties. For the avoidance of doubt, the terms above shall not include any filings or public disclosures made prior to the Effective Date that included the name of Palantir, which includes but is not limited to, any amendments to previously filed registration statements or other previously made public disclosures made after the Effective Date, to the extent any such amendments are identical or substantially similar to public disclosures made prior to the Effective Date.

(d) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

(e) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, if personally delivered or if sent by confirmed email transmission, (ii) on the business day following mailing by overnight courier, postage prepaid, or (iii) on the third business day following mailing by the United States mail, postage prepaid, addressed to the Parties at the addresses set forth below each Party’s signature.

(f) Each of the Parties hereby covenants and agrees on behalf of itself, its successors, and its assigns to prepare, execute, acknowledge, and deliver such other instruments, documents, and statements, and take such other action as may be required by law or may be reasonably necessary, appropriate or expedient to effectively carry out the purposes of this Agreement.

(g) This Agreement may be executed electronically by delivery of a facsimile signature, PDF or other electronic signature, and in one or more counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

COMPANY:

RUBICON TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:
Address: 100 West Main Street Suite #610 Lexington, KY 40507

PALANTIR:

PALANTIR TECHNOLOGIES INC., a Delaware corporation

By:
Name:
Title:
Address: 1200 17th Street, Floor 15 Denver, CO 80202 With a copy to:

Appendix A

In the case of the registration (the “Registration Statement”) effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Palantir as to the status of such registration. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement as provided in this Appendix A, use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to Palantir, and to keep the Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (a) Palantir ceases to hold any Acquired Shares and (b) the date all Acquired Shares held by Palantir may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Palantir agrees to disclose, on a confidential basis, its ownership of the Company’s securities to the Company upon request to assist the Company in making the determination described above. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(b) during the Registration Period, advise Palantir, as expeditiously as possible (and within no later than three (3) business days):

i. when a Registration Statement or any amendment thereto has been filed with the Commission (except to the extent that the filed Registration Statement or amendment is publicly available via the Commission’s EDGAR website, in which case failure to inform Palantir shall not constitute a breach);

ii. after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

iii. of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

iv. subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Palantir of such events, provide Palantir with any material, nonpublic information regarding the Company other than to the extent that providing notice to Palantir of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Company;

(c) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) during the Registration Period, upon the occurrence of any event contemplated in Section (b)(iv) to this Appendix A, except for such times as the Company is permitted by this Appendix A to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Palantir of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Appendix A-1

(e) during the Registration Period, use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Acquired Shares have been listed;

(f) during the Registration Period, use its commercially reasonable efforts to allow Palantir to review, prior to the filing thereof, disclosure regarding Palantir in the Registration Statement and shall afford Palantir a reasonable opportunity to review and comment on such disclosure, which comments the Company shall in good faith consider and use its reasonable best efforts to incorporate; and

(g) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Palantir, consistent with the terms of this Agreement, in connection with the registration of the Acquired Shares.

Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if (i) it reasonably determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that at that time could not otherwise be included in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. The Company shall not, when advising Palantir of such Suspension Event, provide Palantir with any material, non-public information regarding the Company other than to the extent that providing notice to Palantir of the occurrence of the Suspension Event might constitute material, non-public information regarding the Company. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Palantir agrees as to itself that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or other applicable exemption from registration) until it receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare and provide) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Palantir will deliver to the Company or, in Palantir’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Palantir’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (a) to the extent Palantir is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide preexisting document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. Palantir may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Palantir not receive notices from the Company otherwise required by this Appendix A; provided, however, that Palantir may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Palantir (unless subsequently revoked), (i) the Company shall not deliver any such notices to Palantir and Palantir shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Palantir’s intended use of an effective Registration Statement, Palantir will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Appendix A) and the related suspension period remains in effect, the Company will so notify Palantir, within one (1) business day of Palantir’s notification to the Company, by delivering to Palantir a copy of such previous notice of Suspension Event, and thereafter will provide Palantir with the related notice of the conclusion of such Suspension Event promptly following its availability.

Appendix A-2

(h) The Company agrees to indemnify and hold harmless, to the extent permitted by law, Palantir, its directors, officers, employees, advisers, agents, and each person who controls Palantir (within the meaning of the Securities Act) (each, a “Palantir Party”), against any and all losses, claims, damages, obligations, contingencies, liabilities, costs, and expenses (including reasonable and documented attorneys’ fees) that any such party may suffer or incur caused by or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of Palantir expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Palantir Party in respect of which indemnity may be sought pursuant to this Agreement, such Palantir Party shall notify the Company in writing, and the Company shall assume the defense thereof with counsel of its own choosing reasonably acceptable to the Palantir Party. Any Palantir Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Palantir Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Palantir Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Palantir Party under this Agreement (1) for any settlement by a Palantir Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent that a loss, claim, damage or liability is attributable to Palantir’s breach of any of the representations, warranties, covenants or agreements made by Palantir in this Agreement. The indemnity agreement contained herein shall be in addition to any cause of action or similar right of any Palantir Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(i) Palantir agrees to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees, advisers, agents, and each person who controls the Company (within the meaning of the Securities Act) (each, a “Company Party”), against any and all losses, claims, damages, obligations, contingencies, liabilities, costs, and expenses (including reasonable and documented attorneys’ fees) that any such party may suffer or incur caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of Palantir expressly for use therein. If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall notify Palantir in writing, and Palantir shall assume the defense thereof with counsel of its own choosing reasonably acceptable to the Company Party. Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (x) the employment thereof has been specifically authorized by Palantir in writing, (y) Palantir has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Palantir and the position of such Company Party, in which case Palantir shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Palantir will not be liable to any Company Party under this Agreement (1) for any settlement by a Company Party effected without Palantir’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent that a loss, claim, damage or liability is attributable to the Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. The indemnity agreement contained herein shall be in addition to any cause of action or similar right of any Company Party against Palantir or others and any liabilities Palantir may be subject to pursuant to law.

Appendix A-3